Exhibit 99.1

CytoSorbents Partners with Nikkiso to Distribute the PureADJUST Hemoperfusion Blood Pump and Supplies in 14 Countries

Stand-alone Blood Pump Business Model is expected to Enable Expanded Use and Increased Adoption of CytoSorb®

PRINCETON, N.J., June 1, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, today announced that following a successful pilot program in three countries, the Company has signed an expanded non-exclusive agreement with Nikkiso Europe GmbH (Nikkiso) to distribute their PureADJUST stand-alone hemoperfusion pump and accessories in a total of 14 countries.

In addition to securing the rights to sell Nikkiso’s stand-alone pump and accessories in Germany, Austria, and Luxembourg, CytoSorbents has entered into an expanded multi-country reseller agreement with Nikkiso covering the following countries: Belgium, Bosnia and Herzogovina, Croatia, Finland, France, Iceland, Lichtenstein, Poland, Serbia, Slovenia and Switzerland. CytoSorbents will also be able to provide field support services in these countries.

Mr. Yoji Wakabayashi, Chief Executive Officer of Nikkiso Europe GmbH commented, “We are pleased to partner with CytoSorbents to make our PureADJUST equipment and full range of consumables and accessories available to CytoSorbents’ customers in these additional countries. PureADJUST’s compact design, intuitive interface, and easy adsorber set up is the ideal solution to provide an additional platform to deliver CytoSorbents’ industry-leading blood purification technology. We look forward to collaborating with CytoSorbents and growing our business worldwide together.”

Dr. Christian Steiner, Executive Vice President, Sales and Marketing of CytoSorbents added, “This new business model unlocks a significant opportunity for us to increase CytoSorb usage. Today, it is very easy to start CytoSorb on critically ill patients who have developed kidney failure and are already on dialysis or continuous renal replacement therapy (CRRT). However, this accounts for only about 10% of patients in the ICU, where kidney failure often occurs late in the critical illness, resulting in delayed intervention with CytoSorb. Our new stand-alone blood pump offering makes it easy for physicians to start treatment with CytoSorb earlier, even before patients develop kidney failure. Early start of the therapy has been shown to be a key predictor of success and was highlighted in a number of studies. We believe this will result in more effective treatment, while significantly increasing the number of patients who could benefit from our therapy.”

Mr. Chris Cramer, Vice President Business Development at CytoSorbents, stated, “We are excited to partner with a globally recognized leader like Nikkiso to enable our new stand-alone hemoperfusion pump business model. With each PureADJUST machine placed at a customer account, we now have the ability to drive additional usage of CytoSorb across the full range of approved indications in the ICU. In the future, we also believe that this business model will enable us to support “hospital-wide” applications, such as in the emergency room, surgery suites, and elsewhere.”

Financial details of this agreement have not been disclosed.

About Nikkiso Medical

Nikkiso Medical is one of the world’s leading manufacturers of products for both acute and chronic blood purification therapies. In 1967, Nikkiso developed Japan’s first dialysis machine. Today, based on this time-proven technology, Nikkiso is the world’s second largest manufacturer of dialysis machines and disposables and a market leader in Europe and Asia. Trusted for superior quality and reliability, over 100,000 Nikkiso devices for blood purification therapies worldwide are currently used by customers around the world. To learn more, visit www.nikkisomedical.com.

About Nikkiso Co., LTD.

Founded in 1953, Nikkiso has been a pioneer in creating and continuing to drive the market for medical equipment for dialysis and healthcare products, industrial special pumps and their system products, and CFRP aircraft components. Nikkiso's products, which are born from original concepts and sophisticated technologies, demonstrate their power under harsh and socially valuable environments in which "in the unlikely event" is unacceptable, and are highly regarded by our customers. We at Nikkiso will continue to develop our technological expertise and enhance our manufacturing capabilities to meet the expectations of our customers and the demands of society. To learn more, visit www.nikkiso.com.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 170,000 cumulative CytoSorb devices have been utilized as of March 31, 2022.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company has initiated two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR.  The first is the 120-patient, 30 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery.  The second is the 120-patient, 30 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim
Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com